Exhibit 99.1

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Announces Planned Retirement of CEO
Archie Black to transition to Executive Chair of the Board upon appointment of successor

MINNEAPOLIS, March 2, 2023 – SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced that its Chief Executive Officer, Archie Black, intends to retire from his role as CEO. Mr. Black will remain in the role through the completion of the search for his successor and through the transition process to ensure a seamless succession.

The Company’s Board of Directors has initiated an executive search for the next CEO. Once appointed, Mr. Black will transition from his position as CEO to the newly created role of Executive Chair of the Board. This transition is designed to provide leadership continuity and reflects the Company’s commitment to consistent execution, and its mission to be the world’s retail network.

“On behalf of the board of directors, the management team, and employees, I’d like to thank Archie for leading SPS Commerce for the past 22 years, charting the course and executing a strategy that has grown the Company from a groundbreaking, disruptive idea into a global powerhouse with the world’s leading retail network. Archie has relentlessly fostered a people-first culture, exceptional customer experience, and community support,” said Philip Soran, Chair of the Board. “During his tenure, the Company extended its global reach to over 115,000 customers, achieved 88 consecutive quarters of increased revenue, delivered significant shareholder value, and established a path for continued growth through tremendous go-to-market leverage.”

“Since 2001, I have had the opportunity to work with talented individuals who helped me to plan for, prepare, and execute a dramatic new course for our organization. Together, we have successfully capitalized on retail industry dynamics and became the world’s largest cloud retail network, while consistently delivering on our commitments to customers and shareholders,” said Mr. Black. “I am proud of our accomplishments, and I believe our strategy and our people position SPS Commerce for continued success and sustained, profitable growth.”

In his role as Executive Chair, Mr. Black will advise and support the new CEO on matters related to strategy and business development and assist with the CEO transition. SPS Commerce will continue to benefit from Mr. Black’s longstanding leadership, understanding of retail industry dynamics, and expertise in supply chain operations.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 115,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 88 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

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Forward-Looking Statements

This press release contains forward-looking statements, including information about future expectations, plans and prospects, including views regarding future growth, growth opportunities, business strategy and results, as well as anticipated continuity, timing and effectiveness of the Chief Executive Officer transition, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. In addition, these forward-looking statements are subject to factors and uncertainties related to the Company’s Chief Executive Officer transition, including disruptions and uncertainties related thereto, the ability of a successor to have the desired level of experience and expertise, the potential impact on the Company’s business and future strategic direction resulting from the Chief Executive Officer transition, and the Company’s ability to retain other key members of senior management. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.